Exhibit 99.1

National Bank Holdings Corporation Announces

Fourth Quarter and Record Full Year 2020 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)			For the year		For the year - adjusted (1)
	4Q20	3Q20	4Q19	4Q20	3Q20	4Q19	2020	2019	2020	2019
Net income ($000's)	$27,169	$27,893	$19,519	$27,329	$28,224	$19,519	$88,591	$80,365	$90,397	$81,054
Earnings per share - diluted	$0.87	$0.90	$0.62	$0.88	$0.91	$0.62	$2.85	$2.55	$2.91	$2.57
Return on average tangible assets(2)	1.67%	1.76%	1.35%	1.68%	1.78%	1.35%	1.44%	1.42%	1.47%	1.43%
Return on average tangible common equity(2)	15.55%	16.49%	12.07%	15.64%	16.69%	12.07%	13.27%	13.07%	13.54%	13.18%

(1)	See non-GAAP reconciliation starting on page 14.
(2)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “I am pleased to announce that our solid performance during the fourth quarter contributed to record full year earnings of $2.85 per share. In the face of the pandemic, my teammates came together to serve our clients and communities while also taking care of each other. An intense focus on the safety and soundness of the Bank resulted in full-year net charge-offs of just six basis points. The diversity and granularity of our loan portfolio continues to produce desirable results. Further, we built on our relationship banking model to grow our low cost transaction deposits 28.8% in the fourth quarter, compared to the same period in the prior year.”

Mr. Laney added, “We are proud to have been recognized in Fortune’s 100 Fastest Growing Companies in 2020 and among the top public companies for shareholder value creation. With a strong Common Equity Tier 1 ratio of 14.70% coupled with a sizable liquidity position, we believe we are well positioned for growth in 2021. We will continue to execute our disciplined approach to pursuing growth opportunities while maintaining an intense focus on expense management as we prudently navigate the current economic challenges side-by-side with our clients and our communities.”

Fourth Quarter 2020 Results

(All comparisons refer to the third quarter of 2020, except as noted)

Net income totaled $27.2 million during the fourth quarter of 2020, or $0.87 per diluted share, compared to $27.9 million, or $0.90 per diluted share, during the third quarter of 2020. Adjusting for banking center consolidation-related expenses, net income totaled $27.3 million, or $0.88 per diluted share, compared to $28.2 million, or $0.91 per diluted share, during the third quarter of 2020. The return on average tangible assets was 1.67%, compared to 1.76% in the prior quarter, and the return on average tangible common equity was 15.55%, compared to 16.49%, in the prior quarter.

Net Interest Income

Fully taxable equivalent net interest income totaled $49.8 million, increasing $1.8 million, driven by an increase in PPP-related income from PPP loan forgiveness. PPP loan fees were $5.2 million in the fourth quarter of 2020, compared to $1.5 million in the prior quarter. As of December 31, 2020, the remaining unamortized PPP loan fees totaled $3.4 million. The fully taxable equivalent net interest margin was 3.24%, widening three basis points from the prior quarter. The yield on earning assets decreased four basis points largely due to the remix of assets into lower-yielding cash balances, partially offset by accelerated loan fee income from PPP loan forgiveness. Our cost of funds decreased by seven basis points to 0.33%.

Loans

Total loans ended the quarter at $4.4 billion, decreasing $202.4 million, of which $172.2 million was related to PPP loans forgiven during the quarter. Excluding PPP loans, total loans decreased by $30.2 million, or 2.9% annualized. During the quarter, we continued our careful approach to extending new credit as well as continuing an intense focus on managing credit risk and yield. Fourth quarter loan originations totaled $272.5 million, which were $140.0 million higher than the third quarter 2020 and $2.9 million higher than last year’s fourth quarter. We continue to maintain a granular and well diversified loan portfolio with self-imposed concentration limits. In light of the strain placed on industries by the COVID-19 pandemic, we have carefully evaluated and continue to closely monitor our entire loan portfolio. We have highlighted our current highly impacted industries and COVID-19 related loan modifications within the accompanying Supplemental Disclosure.

Asset Quality and Provision for Loan Losses

No provision for loan losses was recorded during the fourth quarter under the CECL model due to the impact of the model’s underlying economic forecast, qualitative factors and a low level of charge-offs. Annualized net charge-offs totaled 0.11% of total loans, compared to 0.04% in the prior quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) totaled 0.47% of total loans, compared to 0.41% at September 30, 2020. The allowance for credit losses as a percentage of total loans increased three basis points to 1.37% at December 31, 2020. Excluding PPP loans, non-performing loans totaled 0.49% of total loans, and the allowance for credit losses as a percentage of totals loans totaled 1.43% at December 31, 2020.

Deposits

Average transaction deposits (defined as total deposits less time deposits) increased $172.1 million, or 15.3% annualized, and average total deposits increased $141.4 million, or 10.2% annualized, to $5.7 billion as of December 31, 2020. The mix of transaction deposits to total deposits improved 91 basis points to 82.6% at December 31, 2020. The loan to deposit ratio totaled 76.7% at December 31, 2020, compared to 81.1% at September 30, 2020.

The cost of transaction deposits decreased three basis points from the prior quarter to 0.15%. The cost of total deposits decreased seven basis points from the prior quarter to 0.33%.

Non-Interest Income

Non-interest income totaled $33.4 million during the fourth quarter, representing a decrease of $11.2 million, or 25.1%, entirely due to seasonal decreases in mortgage banking income. Service charges and bank card fees increased a combined $0.5 million, and OREO-related income increased $0.2 million.

Non-Interest Expense

Non-interest expense totaled $48.4 million during the fourth quarter, representing a decrease of $6.9 million largely due to lower mortgage banking performance-related compensation. The fully taxable equivalent efficiency ratio improved 160 basis points to 57.9% at December 31, 2020, compared to 59.5% at September 30, 2020. Adjusting for banking center consolidation-related expense, the fully taxable equivalent efficiency ratio improved to 57.6% at December 31, 2020.

Income tax expense totaled $6.3 million during the fourth quarter, compared to $6.8 million during the prior quarter. The effective tax rate was 18.9% and 19.7% for the fourth and third quarters, respectively.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio at December 31, 2020 for the consolidated company and NBH Bank was 10.70% and 9.23%, respectively. Shareholders’ equity totaled $820.7 million at December 31, 2020 and increased $21.3 million from the prior quarter due to higher retained earnings.

Common book value per share increased $0.66 to $26.79 at December 31, 2020. The quarter’s earnings, net of dividends paid, increased the tangible common book value per share by $0.69 to $23.09 at December 31, 2020. Excluding accumulated other comprehensive income, the tangible book value per share increased $0.73 to $22.77 at December 31, 2020.

Recent Events

The COVID-19 pandemic has caused substantial disruption to the communities we serve and has changed the way we live and work.  We continue to remain committed to ensuring our associates, clients and communities are receiving the support they need during these challenging times. Our banking centers remain operational through our drive-thru services and on an appointment-only basis in the lobbies. We have continued to leverage our digital banking platform with our clients. Our teams have been working diligently to support our clients who are experiencing financial hardship due to COVID-19 through participation in the SBA’s Paycheck Protection Program, including assistance with PPP loan forgiveness applications, and loan modifications, as needed. While the initial release of the vaccine is promising, the length of time that the government-mandated measures must remain in place to address COVID-19 is unknown. The pandemic has already had a significantly negative impact to the U.S. labor market, consumer spending and business operations, and it is not clear how quickly the vaccine can be widely deployed and when government-mandated measures will be removed.

Year-Over-Year Review

(All comparisons refer to the full year 2019, except as noted)

Net income totaled a record $88.6 million during 2020, or $2.85 per diluted share, an increase of $8.2 million, or 10.2%. Adjusting for banking center consolidation-related expenses, net income totaled $90.4 million, or $2.91 per diluted share, an increase of $9.3 million, or 11.5%. The return on average tangible assets was 1.44%, compared to 1.42% in the prior year, and the return on average tangible common equity was 13.27%, compared to 13.07%, in the prior year. The adjusted return on average tangible assets was 1.47%, compared to 1.43% in the prior year, and the adjusted return on average tangible common equity was 13.54%, compared to 13.18% during the prior year.

Fully taxable equivalent net interest income totaled $198.0 million, decreasing $12.8 million, or 6.1%, driven by declines in short-term interest rates as a result of monetary policy actions by the Federal Reserve. Average earning assets increased $427.8 million, or 8.0%, primarily driven by average loan growth of $255.7 million, including average PPP loan growth of $225.9 million, and average increases in interest-bearing cash balances of $182.8 million. These increases were partially offset by a decrease in average investment securities of $81.6 million. The fully taxable equivalent net interest margin narrowed 51 basis points to 3.42% due to lower earning asset yields. The yield on earning assets decreased 76 basis points, led by a 73 basis point decrease in the originated loan portfolio yields that resulted from a decline in short-term interest rates as a result of monetary policy actions by the Federal Reserve. The cost of deposits decreased 19 basis points to 0.45%.

Loans outstanding totaled $4.4 billion, decreasing $61.7 million, or 1.4%, from the prior year, largely due to lower commercial and industrial loans of $140.9 million, or 10.0%, that were offset by PPP loans of $176.1 million. New loan originations over the trailing 12 months totaled $1.2 billion, led by commercial loan originations of $807.3 million, which included PPP loan originations of $358.9 million.

Average non-interest bearing demand deposits increased $338.9 million, or 29.2%. Average transaction deposits increased $642.8 million, or 17.9%, and average total deposits increased $606.4 million, or 13.0%, to $5.3 billion as of December 31, 2020. Spot transaction deposits increased $1.0 billion to $4.7 billion at December 31, 2020, improving the mix of transaction deposits to total deposits by 490 basis points to 82.6% at December 31, 2020. The mix of non-interest bearing demand deposits to total deposits improved to 37.2% from 25.0% at December 31, 2019.

A CECL model driven provision for loan losses of $17.6 million was recorded during 2020, including a $0.1 million provision for unfunded loan commitment reserves, to provide coverage for the impact of deteriorating economic conditions as a result of COVID-19. Net charge-offs on loans totaled 0.06% of total loans, compared to 0.19% in the prior year. Non-performing loans to total loans decreased two basis points to 0.47%, compared to 0.49% at December 31, 2019. The allowance for credit losses totaled 1.37% of total loans, compared to 0.88% at December 31, 2019 and included a CECL adoption Day 1 increase of $5.8 million. Excluding PPP loans, the allowance for credit losses as a percentage of total loans increased to 1.43% at December 31, 2020.

Non-interest income totaled $140.3 million, representing an increase of $57.5 million, or 69.5%, driven by an increase in mortgage banking income. Service charges and bank card fees decreased a combined $2.1 million and were impacted by changes in consumer behavior due to COVID-19.

Non-interest expense totaled $206.2 million, representing an increase of $25.4 million, or 14.1%, largely due to higher mortgage banking performance-related compensation. Banking center consolidation-related expense totaled $2.3 million, compared to $0.9 million during the prior year. The consolidations of 12 banking centers were announced in the second quarter of 2020 and were substantially complete at December 31, 2020. Other non-interest expense decreased by $1.4 million largely due to decreases in travel as well as marketing and development expenses. Additionally, included in the prior period were net gains on the sale of OREO of $7.2 million, compared to minimal net gains on the sale of OREO recorded in 2020.

Income tax expense totaled $20.8 million, compared to $15.8 million during 2019. Included in income tax expense was $2.2 million of benefit during 2019 from stock compensation activity. The effective tax rate for 2020 was 19.0%, compared to 18.7% in the prior year, adjusting for stock compensation activity. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Friday, January 22, 2021. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 4472264 and asking for the NBHC Fourth Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through February 4, 2021, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 4472264. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 89 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. NBH Bank operates under the following brand names: Community Banks of Colorado and Community Banks Mortgage, a division of NBH Bank, in Colorado, Bank Midwest and Bank Midwest Mortgage in Kansas and Missouri, and Hillcrest Bank and Hillcrest Bank Mortgage in Texas, Utah and New Mexico.  Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase or our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Total interest and dividend income	$53,288	$52,302	$59,616	$218,002	$242,601
Total interest expense	4,732	5,587	9,228	25,056	36,771
Net interest income	48,556	46,715	50,388	192,946	205,830
Taxable equivalent adjustment	1,260	1,275	1,290	5,103	5,065
Net interest income FTE(1)	49,816	47,990	51,678	198,049	210,895
Provision for loan losses	—	1,200	1,180	17,630	11,643
Net interest income after provision for loan losses FTE(1)	49,816	46,790	50,498	180,419	199,252
Non-interest income:
Service charges	4,000	3,742	4,416	14,962	17,895
Bank card fees	4,240	4,039	3,649	15,446	14,595
Mortgage banking income	23,138	34,943	10,309	102,384	42,346
Other non-interest income	1,695	1,733	1,740	7,079	7,601
OREO-related income	284	75	168	387	315
Total non-interest income	33,357	44,532	20,282	140,258	82,752
Non-interest expense:
Salaries and benefits	32,919	38,614	30,653	141,170	122,732
Occupancy and equipment	6,619	6,878	6,908	27,473	27,336
Professional fees	864	714	658	2,946	3,256
Other non-interest expense	6,725	7,443	6,849	27,947	29,347
Problem asset workout	807	1,064	736	3,148	3,186
(Gain) loss on sale of OREO, net	(13)	(119)	7	(38)	(7,193)
Core deposit intangible asset amortization	296	295	296	1,183	1,183
Banking center consolidation-related expense	208	432	—	2,348	898
Total non-interest expense	48,425	55,321	46,107	206,177	180,745

Income before income taxes FTE(1)	34,748	36,001	24,673	114,500	101,259
Taxable equivalent adjustment	1,260	1,275	1,290	5,103	5,065
Income before income taxes	33,488	34,726	23,383	109,397	96,194
Income tax expense	6,319	6,833	3,864	20,806	15,829
Net income	$27,169	$27,893	$19,519	$88,591	$80,365
Earnings per share - basic	$0.88	$0.91	$0.62	$2.87	$2.57
Earnings per share - diluted	0.87	0.90	0.62	2.85	2.55

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2020	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$605,565	$445,103	$110,190
Investment securities available-for-sale	661,955	572,523	638,249
Investment securities held-to-maturity	376,615	320,001	182,884
Non-marketable securities	16,493	29,598	29,751
Loans	4,353,726	4,556,121	4,415,406
Allowance for credit losses	(59,777)	(60,979)	(39,064)
Loans, net	4,293,949	4,495,142	4,376,342
Loans held for sale	247,813	273,003	117,444
Other real estate owned	4,730	4,590	7,300
Premises and equipment, net	106,982	108,860	112,151
Goodwill	115,027	115,027	115,027
Intangible assets, net	17,928	15,017	11,361
Other assets	212,893	221,812	194,813
Total assets	$6,659,950	$6,600,676	$5,895,512
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,111,045	$1,533,676	$1,184,945
Interest bearing demand deposits	514,286	976,133	738,496
Savings and money market	2,064,769	2,079,585	1,755,538
Total transaction deposits	4,690,100	4,589,394	3,678,979
Time deposits	986,132	1,027,066	1,058,153
Total deposits	5,676,232	5,616,460	4,737,132
Securities sold under agreements to repurchase	22,897	23,904	56,935
Federal Home Loan Bank advances	—	—	207,675
Other liabilities	140,130	160,955	126,850
Total liabilities	5,839,259	5,801,319	5,128,592
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,011,362	1,010,145	1,009,223
Retained earnings	223,175	202,238	164,082
Treasury stock	(424,127)	(424,621)	(408,962)
Accumulated other comprehensive income, net of tax	9,766	11,080	2,062
Total shareholders' equity	820,691	799,357	766,920
Total liabilities and shareholders' equity	$6,659,950	$6,600,676	$5,895,512
SHARE DATA
Average basic shares outstanding	30,784,896	30,756,116	31,299,989
Average diluted shares outstanding	31,032,648	30,924,223	31,525,911
Ending shares outstanding	30,634,291	30,594,412	31,176,627
Common book value per share	$26.79	$26.13	$24.60
Tangible common book value per share(1) (non-GAAP)	23.09	22.40	20.89
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	22.77	22.04	20.83
CAPITAL RATIOS
Average equity to average assets	12.27%	12.22%	12.91%
Tangible common equity to tangible assets(1)	10.80%	10.57%	11.27%
Tier 1 leverage ratio	10.70%	10.60%	11.04%
Common equity tier 1 risk-based capital ratio	14.70%	14.25%	13.21%
Tier 1 risk-based capital ratio	14.70%	14.25%	13.21%
Total risk-based capital ratio	15.83%	15.40%	14.08%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2020		December 31, 2020
			vs. September 30, 2020		vs. December 31, 2019
	December 31, 2020	September 30, 2020	% Change	December 31, 2019	% Change
Originated:
Commercial:
Commercial and industrial	$1,248,530	$1,228,550	1.6%	$1,380,248	(9.5)%
Municipal and non-profit	870,410	883,065	(1.4)%	833,707	4.4%
Owner-occupied commercial real estate	464,417	460,487	0.9%	414,477	12.0%
Food and agribusiness	205,189	210,818	(2.7)%	245,320	(16.4)%
PPP loans(1)	176,106	348,257	(49.4)%	—	100.0%
Total commercial	2,964,652	3,131,177	(5.3)%	2,873,752	3.2%
Commercial real estate non-owner occupied	542,642	515,415	5.3%	505,479	7.4%
Residential real estate	581,555	614,449	(5.4)%	651,656	(10.8)%
Consumer	18,581	20,196	(8.0)%	21,030	(11.6)%
Total originated	4,107,430	4,281,237	(4.1)%	4,051,917	1.4%

Acquired:
Commercial:
Commercial and industrial	22,102	23,984	(7.8)%	31,284	(29.4)%
Municipal and non-profit	381	576	(33.9)%	3,819	(90.0)%
Owner-occupied commercial real estate	51,821	55,929	(7.3)%	75,645	(31.5)%
Food and agribusiness	5,108	5,740	(11.0)%	7,807	(34.6)%
Total commercial	79,412	86,229	(7.9)%	118,555	(33.0)%
Commercial real estate non-owner occupied	89,354	101,672	(12.1)%	125,426	(28.8)%
Residential real estate	77,105	86,478	(10.8)%	118,762	(35.1)%
Consumer	425	505	(15.8)%	746	(43.0)%
Total acquired	246,296	274,884	(10.4)%	363,489	(32.2)%
Total loans	$4,353,726	$4,556,121	(4.4)%	$4,415,406	(1.4)%

(1)	PPP loan balances are net of fees and costs and include principal totaling $179,531 and $356,913 as of December 31, 2020 and September 30, 2020, respectively.

Originations(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2020	2020	2020	2020	2019
Commercial:
Commercial and industrial	$96,625	$11,354	$(8,726)	$118,999	$69,048
Municipal and non-profit	25,348	6,083	49,679	13,968	46,114
Owner occupied commercial real estate	36,085	23,758	22,078	37,372	46,965
Food and agribusiness	19,191	13,876	(10,480)	(6,787)	20,348
PPP loans	—	122	358,798	—	—
Total commercial	177,249	55,193	411,349	163,552	182,475
Commercial real estate non-owner occupied	52,018	24,937	18,992	80,792	41,256
Residential real estate	41,355	49,786	29,024	46,273	43,493
Consumer	1,858	2,980	2,206	2,320	2,315
Total	$272,480	$132,896	$461,571	$292,937	$269,539

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were $50,982, ($27,899), ($55,826), $48,789 and $1,756 as of the fourth quarter 2020, third quarter 2020, second quarter 2020, first quarter 2020 and fourth quarter 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,129,155	$43,200	4.16%	$4,343,335	$40,973	3.75%	$4,002,813	$46,466	4.61%
Acquired loans	259,233	5,715	8.77%	284,653	6,593	9.21%	377,330	7,525	7.91%
Loans held for sale	248,326	1,699	2.72%	230,390	1,683	2.91%	181,550	1,657	3.62%
Investment securities available-for-sale	574,642	2,177	1.52%	559,330	2,784	1.99%	642,297	3,413	2.13%
Investment securities held-to-maturity	369,812	1,410	1.53%	242,511	1,253	2.07%	187,274	1,257	2.68%
Other securities	18,195	212	4.66%	29,640	221	2.98%	29,681	471	6.35%
Interest earning deposits and securities purchased under agreements to resell	509,150	135	0.11%	254,931	70	0.11%	17,096	117	2.72%
Total interest earning assets FTE(2)	$6,108,513	$54,548	3.55%	$5,944,790	$53,577	3.59%	$5,438,041	$60,906	4.44%
Cash and due from banks	$73,768			$73,274			$76,568
Other assets	514,053			525,324			448,596
Allowance for credit losses	(60,844)			(60,372)			(38,746)
Total assets	$6,635,490			$6,483,016			$5,924,459
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,746,597	$1,776	0.26%	$2,957,604	$1,990	0.27%	$2,429,417	$3,101	0.51%
Time deposits	1,008,297	2,949	1.16%	1,038,983	3,501	1.34%	1,062,511	4,464	1.67%
Securities sold under agreements to repurchase	23,410	7	0.12%	22,667	10	0.18%	57,870	149	1.02%
Federal Home Loan Bank advances	—	—	0.00%	1,141	86	29.99%	301,433	1,514	1.99%
Total interest bearing liabilities	$3,778,304	$4,732	0.50%	$4,020,395	$5,587	0.55%	$3,851,231	$9,228	0.95%
Demand deposits	$1,898,171			$1,515,058			$1,177,958
Other liabilities	144,532			155,205			130,576
Total liabilities	5,821,007			5,690,658			5,159,765
Shareholders' equity	814,483			792,358			764,694
Total liabilities and shareholders' equity	$6,635,490			$6,483,016			$5,924,459
Net interest income FTE(2)		$49,816			$47,990			$51,678
Interest rate spread FTE(2)			3.05%			3.04%			3.49%
Net interest earning assets	$2,330,209			$1,924,395			$1,586,810
Net interest margin FTE(2)			3.24%			3.21%			3.77%
Average transaction deposits	$4,644,768			$4,472,662			$3,607,375
Average total deposits	5,653,065			5,511,645			4,669,886
Ratio of average interest earning assets to average interest bearing liabilities	161.67%			147.87%			141.20%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,260, $1,275 and $1,290 for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2020			For the year ended December 31, 2019
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,237,091	$171,592	4.05%	$3,838,229	$183,502	4.78%
Acquired loans	299,901	27,909	9.31%	443,025	35,992	8.12%
Loans held for sale	185,182	5,628	3.04%	113,183	4,407	3.89%
Investment securities available-for-sale	591,870	11,406	1.93%	713,686	15,472	2.17%
Investment securities held-to-maturity	248,006	5,099	2.06%	207,784	5,825	2.80%
Other securities	26,903	1,157	4.30%	28,060	1,770	6.31%
Interest earning deposits and securities purchased under agreements to resell	206,911	314	0.15%	24,106	698	2.90%
Total interest earning assets FTE(2)	$5,795,864	$223,105	3.85%	$5,368,073	$247,666	4.61%
Cash and due from banks	$74,461			$76,788
Other assets	511,721			430,402
Allowance for credit losses	(55,778)			(38,142)
Total assets	$6,326,268			$5,837,121
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,730,857	$8,605	0.32%	$2,426,963	$13,277	0.55%
Time deposits	1,038,107	15,024	1.45%	1,074,506	16,526	1.54%
Securities sold under agreements to repurchase	28,585	132	0.46%	60,445	668	1.11%
Federal Home Loan Bank advances	95,418	1,295	1.36%	269,207	6,300	2.34%
Total interest bearing liabilities	$3,892,967	$25,056	0.64%	$3,831,121	$36,771	0.96%
Demand deposits	$1,497,940			$1,159,080
Other liabilities	147,075			108,997
Total liabilities	5,537,982			5,099,198
Shareholders' equity	788,286			737,923
Total liabilities and shareholders' equity	$6,326,268			$5,837,121
Net interest income FTE(2)		$198,049			$210,895
Interest rate spread FTE(2)			3.21%			3.65%
Net interest earning assets	$1,902,897			$1,536,952
Net interest margin FTE(2)			3.42%			3.93%
Average transaction deposits	$4,228,797			$3,586,043
Average total deposits	5,266,904			4,660,549
Ratio of average interest earning assets to average interest bearing liabilities	148.88%			140.12%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $5,103 and $5,065 for the years ended December 31, 2020 and December 31, 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	December 31, 2020	September 30, 2020	December 31, 2019
Beginning allowance for credit losses	$60,979	$60,465	$38,710
Charge-offs	(1,259)	(619)	(937)
Recoveries	57	133	111
Provision	—	1,000	1,180
Ending allowance for credit losses ("ACL")	$59,777	$60,979	$39,064
Ratio of annualized net charge-offs to average total loans during the period	0.11%	0.04%	0.07%
Ratio of annualized net charge-offs to average total loans excluding PPP loans during the period	0.11%	0.04%	0.07%
Ratio of ACL to total loans outstanding at period end	1.37%	1.34%	0.88%
Ratio of ACL to total loans outstanding excluding PPP loans at period end	1.43%	1.45%	0.88%
Ratio of ACL to total non-performing loans at period end	293.21%	322.95%	179.62%
Total loans	$4,353,726	$4,556,121	$4,415,406
Average total loans during the period	4,431,694	4,677,630	4,401,803
Average total loans excluding PPP loans during the period	4,160,520	4,329,458	4,401,803
Total non-performing loans	20,387	18,882	21,748

Past Due and Non-accrual Loans

	December 31, 2020	September 30, 2020	December 31, 2019
Loans 30-89 days past due and still accruing interest	$968	$6,587	$6,349
Loans 90 days past due and still accruing interest	162	161	1,662
Non-accrual loans	20,387	18,882	21,748
Total past due and non-accrual loans	$21,517	$25,630	$29,759
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.47%	0.42%	0.53%

Asset Quality Data

	December 31, 2020	September 30, 2020	December 31, 2019
Non-performing loans	$20,387	$18,882	$21,748
OREO	4,730	4,590	7,300
Other repossessed assets	17	—	—
Total non-performing assets	$25,134	$23,472	$29,048
Accruing restructured loans	$13,945	$21,786	$6,885
Total non-performing loans to total loans	0.47%	0.41%	0.49%
Total non-performing loans to total loans excluding PPP loans	0.49%	0.45%	0.49%
Total non-performing assets to total loans and OREO	0.58%	0.51%	0.66%
Total non-performing assets to total loans and OREO excluding PPP loans	0.60%	0.56%	0.66%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Key Ratios(1)
Return on average assets	1.63%	1.71%	1.31%	1.40%	1.38%
Return on average tangible assets(2)	1.67%	1.76%	1.35%	1.44%	1.42%
Return on average tangible assets, adjusted(2)	1.68%	1.78%	1.35%	1.47%	1.43%
Return on average equity	13.27%	14.00%	10.13%	11.24%	10.89%
Return on average tangible common equity(2)	15.55%	16.49%	12.07%	13.27%	13.07%
Return on average tangible common equity, adjusted(2)	15.64%	16.69%	12.07%	13.54%	13.18%
Loan to deposit ratio (end of period)	76.70%	81.12%	93.21%	76.70%	93.21%
Non-interest bearing deposits to total deposits (end of period)	37.19%	27.31%	25.01%	37.19%	25.01%
Net interest margin(4)	3.16%	3.13%	3.68%	3.33%	3.83%
Net interest margin FTE(2)(4)	3.24%	3.21%	3.77%	3.42%	3.93%
Interest rate spread FTE(2)(5)	3.05%	3.04%	3.49%	3.21%	3.65%
Yield on earning assets(3)	3.47%	3.50%	4.35%	3.76%	4.52%
Yield on earning assets FTE(2)(3)	3.55%	3.59%	4.44%	3.85%	4.61%
Cost of interest bearing liabilities(3)	0.50%	0.55%	0.95%	0.64%	0.96%
Cost of deposits	0.33%	0.40%	0.64%	0.45%	0.64%
Non-interest income to total revenue FTE(2)	40.11%	48.13%	28.19%	41.46%	28.18%
Non-interest expense to average assets	2.90%	3.39%	3.09%	3.26%	3.10%
Non-interest expense to average assets, adjusted(2)	2.89%	3.37%	3.09%	3.22%	3.08%
Efficiency ratio	58.76%	60.30%	64.82%	61.52%	62.22%
Efficiency ratio FTE(2)	57.87%	59.47%	63.66%	60.59%	61.15%
Efficiency ratio FTE, adjusted(2)	57.62%	59.01%	63.66%	59.90%	60.84%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.47%	0.41%	0.49%	0.47%	0.49%
Non-performing loans to total loans excluding PPP loans	0.49%	0.45%	0.49%	0.49%	0.49%
Non-performing assets to total loans and OREO	0.58%	0.51%	0.66%	0.58%	0.66%
Non-performing assets to total loans and OREO excluding PPP loans	0.60%	0.56%	0.66%	0.60%	0.66%
Allowance for credit losses to total loans	1.37%	1.34%	0.88%	1.37%	0.88%
Allowance for credit losses to total loans excluding PPP loans	1.43%	1.45%	0.88%	1.43%	0.88%
Allowance for credit losses to non-performing loans	293.21%	322.95%	179.62%	293.21%	179.62%
Net charge-offs to average loans(1)	0.11%	0.04%	0.07%	0.06%	0.19%

(1)	Quarter-to-date ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2020	September 30, 2020	December 31, 2019
Total shareholders' equity	$820,691	$799,357	$766,920
Less: goodwill and core deposit intangible assets, net	(122,575)	(122,871)	(123,758)
Add: deferred tax liability related to goodwill	9,155	8,927	8,241
Tangible common equity (non-GAAP)	$707,271	$685,413	$651,403

Total assets	$6,659,950	$6,600,676	$5,895,512
Less: goodwill and core deposit intangible assets, net	(122,575)	(122,871)	(123,758)
Add: deferred tax liability related to goodwill	9,155	8,927	8,241
Tangible assets (non-GAAP)	$6,546,530	$6,486,732	$5,779,995

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.32%	12.11%	13.01%
Less: impact of goodwill and core deposit intangible assets, net	(1.52)%	(1.54)%	(1.74)%
Tangible common equity to tangible assets (non-GAAP)	10.80%	10.57%	11.27%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$707,271	$685,413	$651,403
Divided by: ending shares outstanding	30,634,291	30,594,412	31,176,627
Tangible common book value per share (non-GAAP)	$23.09	$22.40	$20.89

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$707,271	$685,413	$651,403
Accumulated other comprehensive income, net of tax	(9,766)	(11,080)	(2,062)
Tangible common book value, excluding accumulated other comprehensive income, net of tax (non-GAAP)	697,505	674,333	649,341
Divided by: ending shares outstanding	30,634,291	30,594,412	31,176,627
Tangible common book value per share, excluding accumulated other comprehensive income, net of tax (non-GAAP)	$22.77	$22.04	$20.83

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income	$27,169	$27,893	$19,519	$88,591	$80,365
Add: impact of core deposit intangible amortization expense, after tax	228	226	225	910	899
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$27,397	$28,119	$19,744	$89,501	$81,264

Average assets	$6,635,490	$6,483,016	$5,924,459	$6,326,268	$5,837,121
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(113,594)	(114,122)	(115,665)	(114,031)	(116,104)
Average tangible assets (non-GAAP)	$6,521,896	$6,368,894	$5,808,794	$6,212,237	$5,721,017

Average shareholders' equity	$814,483	$792,358	$764,694	$788,286	$737,923
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(113,594)	(114,122)	(115,665)	(114,031)	(116,104)
Average tangible common equity (non-GAAP)	$700,889	$678,236	$649,029	$674,255	$621,819

Return on average assets	1.63%	1.71%	1.31%	1.40%	1.38%
Return on average tangible assets (non-GAAP)	1.67%	1.76%	1.35%	1.44%	1.42%
Return on average equity	13.27%	14.00%	10.13%	11.24%	10.89%
Return on average tangible common equity (non-GAAP)	15.55%	16.49%	12.07%	13.27%	13.07%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Interest income	$53,288	$52,302	$59,616	$218,002	$242,601
Add: impact of taxable equivalent adjustment	1,260	1,275	1,290	5,103	5,065
Interest income FTE (non-GAAP)	$54,548	$53,577	$60,906	$223,105	$247,666

Net interest income	$48,556	$46,715	$50,388	$192,946	$205,830
Add: impact of taxable equivalent adjustment	1,260	1,275	1,290	5,103	5,065
Net interest income FTE (non-GAAP)	$49,816	$47,990	$51,678	$198,049	$210,895

Average earning assets	$6,108,513	$5,944,790	$5,438,041	$5,795,864	$5,368,073
Yield on earning assets	3.47%	3.50%	4.35%	3.76%	4.52%
Yield on earning assets FTE (non-GAAP)	3.55%	3.59%	4.44%	3.85%	4.61%
Net interest margin	3.16%	3.13%	3.68%	3.33%	3.83%
Net interest margin FTE (non-GAAP)	3.24%	3.21%	3.77%	3.42%	3.93%

Efficiency Ratio

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net interest income	$48,556	$46,715	$50,388	$192,946	$205,830
Add: impact of taxable equivalent adjustment	1,260	1,275	1,290	5,103	5,065
Net interest income, FTE (non-GAAP)	$49,816	$47,990	$51,678	$198,049	$210,895

Non-interest income	$33,357	$44,532	$20,282	$140,258	$82,752

Non-interest expense	$48,425	$55,321	$46,107	$206,177	$180,745
Less: core deposit intangible asset amortization	(296)	(295)	(296)	(1,183)	(1,183)
Non-interest expense, adjusted for core deposit intangible asset amortization	$48,129	$55,026	$45,811	$204,994	$179,562

Non-interest expense, adjusted for core deposit intangible asset amortization	$48,129	$55,026	$45,811	$204,994	$179,562
Banking center consolidation-related expense	(208)	(432)	—	(2,348)	(898)
Adjusted non-interest expense (non-GAAP)	$47,921	$54,594	$45,811	$202,646	$178,664

Efficiency ratio	58.76%	60.30%	64.82%	61.52%	62.22%
Efficiency ratio FTE (non-GAAP)	57.87%	59.47%	63.66%	60.59%	61.15%
Adjusted efficiency ratio FTE (non-GAAP)	57.62%	59.01%	63.66%	59.90%	60.84%

Adjusted Financial Results

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Adjustments to net income:
Net income	$27,169	$27,893	$19,519	$88,591	$80,365
Adjustments(1)(2)	160	331	—	1,806	689
Adjusted net income (non-GAAP)	$27,329	$28,224	$19,519	$90,397	$81,054

Adjustments to earnings per share:
Earnings per share - diluted	$0.87	$0.90	$0.62	$2.85	$2.55
Adjustments(1)(2)	0.01	0.01	—	0.06	0.02
Adjusted earnings per share - diluted (non-GAAP)	$0.88	$0.91	$0.62	$2.91	$2.57

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$27,329	$28,224	$19,519	$90,397	$81,054
Add: impact of core deposit intangible amortization expense, after tax	228	226	225	910	899
Net income adjusted for impact of core deposit intangible amortization expense, after tax	27,557	28,450	19,744	91,307	81,953
Average tangible assets (non-GAAP)	6,521,896	6,368,894	5,808,794	6,212,237	5,721,017
Adjusted return on average tangible assets (non-GAAP)	1.68%	1.78%	1.35%	1.47%	1.43%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$27,557	$28,450	$19,744	$91,307	$81,953
Average tangible common equity (non-GAAP)	700,889	678,236	649,029	674,255	621,819
Adjusted return on average tangible common equity (non-GAAP)	15.64%	16.69%	12.07%	13.54%	13.18%

Adjustments to non-interest expense:
Non-interest expense	$48,425	$55,321	$46,107	$206,177	$180,745
Adjustments(1)(2)	208	432	—	2,348	898
Adjusted non-interest expense (non-GAAP)	48,217	54,889	46,107	203,829	179,847
Non-interest expense to average assets, adjusted (non-GAAP)	2.89%	3.37%	3.09%	3.22%	3.08%

(1) Adjustments:
Non-interest expense adjustments:
Banking center consolidation-related expense	$208	$432	$—	$2,348	$898
Tax expense impact	(48)	(101)	—	(542)	(209)
Adjustments (non-GAAP)	$160	$331	$—	$1,806	$689

(2)	Non-GAAP adjustments presented for the year ended December 31, 2019 have been updated to conform to the current period presentation.